Amended and Restated
                             Articles of Incorporation


                                    ARTICLE ONE

Corporate Name:           Illinois RLI Corp. filed May 4, 1993;
                          Articles of Merger filed May 6, 1993
                          wherein name was changed to RLI Corp.


                                   ARTICLE TWO

Registered Agent:       Camille J. Hensey
Registered Office:      9025 North Lindbergh Drive
                        Peoria, Illinois 61615
                        Peoria County


                                  ARTICLE THREE

Purpose or purposes for which the corporation is organized:

To do any and all acts and things for which corporations may be incorporated under The Business Corporation Act of 1983 of the State of Illinois.


                                  ARTICLE FOUR

Paragraph 1: Authorized Shares, Issued Shares and Paid-in Capital:

             Par Value    # of Shares       # of Shares      Paid-in
Class        per Share     Authorized         Issued         Capital

Common       $1.00        50,000,000        8,453,449      $40,394,042
Preferred    $0.01         5,000,000           -0-         $      0.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

DENIAL OF CUMULATIVE VOTING RIGHTS: No holder of any class or series of shares of this corporation shall have cumulative voting rights with respect to any matter voted upon by the holders of such shares.

The Common Stock shall rank junior to the Preferred Stock in right of payment of dividends and upon liquidation and shall be subject to all of the rights, powers, privileges and preferences of the Preferred Stock in any resolution or resolutions adopted by the Board of Directors pursuant to authority vested in it by the provisions of this Article Four.

The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Corporation's Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except that in the case of series on which dividends are cumulative the dates from which dividends are cumulative may vary to reflect differences in the date of issue. Subject to the provisions of this resolution, which provisions shall apply to all Preferred Stock, the Directors hereby are authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

a) The designation of the series which may be by distinguishing number, letter and/or title.

b) The number of shares of the series, which number the Directors may (except where otherwise provided in the creation of series) increase or decrease (but not below the number of shares thereof then outstanding).

c)  The dividend rate of the series.

d) The dates at which dividends, if declared, shall be payable, whether such dividends shall be cumulative or noncumulative, and, if cumulative, the dates from which dividends shall be cumulative.

e) The redemption rights and price or prices, if any, for shares of the series.

f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

h) Whether the shares of the series shall be convertible into shares of any other class or series of the Corporation, and, if so, the specification of such other class or series, the conversion price or prices, any adjustments thereof, the date or dates as of which such shares shall be convertible, and other terms and conditions upon which such conversion may be made.

i) Restrictions on the issuance of shares of the same series or of any other class or series.

j) The limitation or denial of voting rights, or the grant of special voting rights, if any.

The Corporation's Directors are authorized to adopt from time to time resolutions pursuant to these Amended Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (j), inclusive, of this section.

                             ARTICLE FIVE

STAGGERED DIRECTOR TERMS: In accordance with the provisions of Section 8.10(e) Number, Election and Resignation of Directors, of the Business Corporation Act of 1983, the Board of Directors of the Corporation shall consist of nine members. The members of the Board of Directors shall be divided into three equal classes. The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting of shareholders after their election, and that of the third class shall expire at the third annual meeting of shareholders after their election. At each annual meeting, the number of directors equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of the shareholders.

REMOVAL OF DIRECTORS: In accordance with the provisions of Section 8.35(a)(4) Removal of Directors of the Business Corporation Act of 1983, a director of this Corporation may be removed only for cause.

MERGER: MAJORITY SHAREHOLDER VOTE REQUIRED: In accordance with the provisions of Section 11.20 Approval by Shareholders, of the Business Corporation Act of 1983, any plan of merger, consolidation or exchange shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the issue.


INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE:

(a) This corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

(b) This corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(c) To the extent that a director, officer, employee or agent of this corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

(f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.
(g) This corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section.

(h) If the corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

(i) For purposes of this section, references to "the corporation" or "this corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall stand in the same position under the provisions of this section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

(j) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this section.

Amendment to Articles of Incorporation:  In accordance with the provision of
Section 10.20(d), Amendment by Directors and Shareholders, of the Illinois Business Corporation Act of 1983, any amendment to the Articles of Incorporation required by the Illinois Business Corporation Act of 1983 shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the amendment and not less than a majority of the outstanding shares of each class or series of shares entitled to vote as a class on the amendment.